Certificate of Establishment and Designation

                  CREDIT SUISSE OPPORTUNITY FUNDS

               Certificate of Designation of Series

                               of

           Credit Suisse Global Sustainable Dividend Equity Fund


      The undersigned trustees, constituting at least a majority of the trustees of Credit Suisse Opportunity Funds, a Delaware statutory trust (the "Trust"), do hereby establish and designate pursuant to Sections 6.2 and 11.3 of the Declaration of Trust of the Trust, dated May 31, 1995, as amended to date
(the "Declaration"), a Series of the Trust to be known as Credit Suisse Global Sustainable Dividend Equity Fund
(the "Designated Series").


      1. Rights, Preferences and Characteristics. The Designated Series shall have the relative rights, preferences and characteristics described in the Declaration and the Trust's then currently effective registration statement under the Securities
Act of 1933, as amended (the "Registration Statement"), relating to the Designated Series. Any rights, preferences, qualifications, limitations and restrictions with respect to Series generally that are set forth in the Declaration shall apply to the Designated Series unless otherwise specified in the Registration Statement, in which case those specified in the Registration Statement shall control.


      2. Authorization of Officers. The officers of the Trust are authorized and directed, to take or cause to be taken any and all actions, to execute and deliver any and all certificates, instructions, requests or other instruments, make such payments and to do any and all things that in their discretion may be necessary or advisable to effect the matters referenced herein and as may be necessary or advisable for the conduct of the business of the Trust.


      3. Incorporation of Defined Terms. Capitalized terms which are not defined herein shall have the meaning ascribed to those terms in the Declaration.

            IN WITNESS WHEREOF, I have hereunto set my hand as of the day and year set forth opposite my signature below.


Dated: December 8, 2014.


                                /s/Enrique R. Arzac
                                Enrique R. Arzac
                                Trustee


                                /s/Jeffrey E. Garten
                                Jeffrey E. Garten
                                Trustee


                                /s/Steven N. Rappaport
                                Steven N. Rappaport
                                Trustee